UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2007

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Fifth Avenue
New York, New York 10017
(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 771-0505

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

        This Current Report on Form 8-K includes as an exhibit a press release, dated July 18, 2007, reporting the financial results of CIT Group Inc. as of and for the quarter ended June 30, 2007. The press release is attached as Exhibit 99.1. This press release includes certain non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP measures is included as a table to the press release. The information furnished under this Item 2.02, including Exhibit 99.1 (except for the paragraph set forth under the heading “Earnings Guidance”, which is furnished under Item 7.01), shall be considered filed for purposes of the Securities Act of 1934, as amended.

Item 2.05. Costs Associated with Exit or Disposal Activities.

        On July 16, 2007, the Board of Directors of CIT Group Inc. authorized the Registrant to exit its Home Lending business and transfer the assets of that business into assets held for sale. Upon moving the Home Lending receivables ($10.4 billion) into assets held for sale, the Registrant took a pretax charge of $731 million (net of pre-existing reserves of $210 million) to adjust the fair value of the portfolio. The Registrant may incur additional types of costs associated with this action, such as costs for termination benefits or for terminating contracts or leases, depending on the terms and conditions of the actual disposition of the Home Lending business, but those costs cannot be estimated at this time. The Registrant determined the current charge based upon an analysis as of June 30, 2007 of the expected cash proceeds of any future sale or liquidation transaction, including professional and other transaction fees and expenses. In determining this fair value, we considered available market information, including recent comparable market transactions, as well as internal and external valuations.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

        This Current Report on Form 8-K includes the financial targets for the second half of 2007 set forth under the heading “Earnings Guidance” in the press release, dated July 18, 2007, attached as Exhibit 99.1. Such financial targets are furnished pursuant to this Item 7.01.

Section 8 – Other Events

Item 8.01. Other Events.

        This Current Report on Form 8-K includes as an exhibit a press release, dated July 16, 2007, reporting that the Board of Directors of CIT Group Inc. declared (a) a cash dividend in the amount of $.25 per share for the quarter ended June 30, 2007 on the Company’s common stock, payable on August 30, 2007 to shareholders of record on August 15, 2007, (b) a cash dividend in the amount of $0.3968750 per share on the Company’s Series A preferred stock in the aggregate amount of $5,556,250.00 for the quarter ended June 30, 2007, payable on September 17, 2007 to holders of record on August 31, 2007, and (c) a cash dividend in the amount of $1.2972500 per share on the Company’s Series B preferred stock in the aggregate amount of $1,945,875.00 for the quarter ended June 30, 2007, payable on September 17, 2007 to holders of record on August 31, 2007. The press release is attached as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by CIT Group Inc. on July 18, 2007.

99.2	Press release issued by CIT Group Inc. on July 16, 2007.

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        This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)

By:	/s/ William J. Taylor William J. Taylor Executive Vice President, Controller & Principal Accounting Officer

Dated: July 18, 2007

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